News Release
Contact: Dori Abel, Investor Relations
866.475.0317 x11611
investorrelations@bridgepointeducation.com

Bridgepoint Education Schedules Fourth Quarter 2018 Earnings Conference Call
Bridgepoint Education Announces Decision to Restate Prior Period Financial Statements for Third Quarter 2018 and Provides Fourth Quarter and Full Year 2018 Preliminary Financial Results

SAN DIEGO (March 7, 2019) - Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services will release its fourth quarter and full year 2018 financial results after market close on Tuesday, March 12, 2019. The Company will host a conference call and webcast for investors and analysts to discuss these results the same day at 5:00 pm ET / 2:00 pm PST.
Participants can attend a live broadcast of the call at http://ir.bridgepointeducation.com. Call participants can also dial (877) 395-6119, or (647) 689-5537 internationally, and provide the conference ID 2798689. The broadcast of the call will be archived and available for one year.
Decision to Restate Prior Period Financial Statements for Third Quarter 2018
The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (SEC) noting that on March 6, 2019, the Audit Committee of the Company, based on the recommendation and in consultation with management, determined to restate the Company’s previously issued unaudited condensed consolidated financial statements, and advised that those financial statements should not be relied upon, for the three and nine months ended September 30, 2018. Investors are encouraged to review that report. The restatement primarily relates to the revenue for the Full Tuition Grant program portion of our student contracts.
Preliminary Financial Results for the Fourth Quarter and Full Year Ended December 31, 2018
Bridgepoint Education, Inc. is providing preliminary results for the fourth quarter and full year ended December 31, 2018. These preliminary results include and reflect the changes we are estimating as a result of the restatement noted above.
The Company anticipates reporting the following financial results for the fourth quarter ended December 31, 2018:

•	Revenue in the range of $93.7 million to $94.7 million.

•	Operating loss in the range of $13.6 million to $14.0 million.

•	Net loss in the range of $13.4 million to $13.8 million.

•	Diluted loss per share in the range of $0.49 to $0.51.

•	Non-GAAP net loss in the range of $6.2 million to $6.6 million.

•	Non-GAAP diluted loss per share in the range of $0.23 to $0.25.
The Company anticipates reporting the following financial results for the year ended December 31, 2018:

•	Revenue in the range of $441.4 million to $443.4 million.

•	Operating loss in the range of $4.0 million to $4.5 million.

•	Net income in the range the $4.1 million to $4.6 million.

•	Diluted income per share in the range of $0.15 to $0.17.

•	Non-GAAP net income in the range of $12.5 million to $13.0 million.

•	Non-GAAP diluted income per share in the range of $0.46 to $0.48.
New enrollment for the fourth quarter of 2018 was down, as a percentage, by low single-digits, when compared to the fourth quarter of 2017.
As of December 31, 2018, Ashford University’s cohort retention rate was 58.9%, as compared to 58.7% for the same period in the prior year.
As of December 31, 2018, total student enrollment was 38,153, compared to 40,730 as of December 31, 2017.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP net income (loss), non-GAAP diluted income (loss) per share, which exclude a legal settlement expense, restructuring and impairment charges, separation transaction costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company's financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company's performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience through programs, technologies, and resources representing a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's results for 2018. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our expectations regarding our financial results for the quarter and year ended December 31, 2018, including revenue, operating loss, net income (loss), diluted income (loss) per share, non-GAAP net income (loss) and non-GAAP diluted income (loss) per share.
Additional information on factors that could affect the Company's performance or results is included from time to time in the Company's filings with the SEC, including, but not limited to, the Company's annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC and for the year ended December 31, 2018 to be filed with the SEC, the Company's quarterly reports on Form 10-Q, including the Form 10-Q/A for September 30, 2018, as well as the Company's current reports on Form 8-K. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.

Reconciliation of Anticipated GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Low	High	Low	High
Anticipated Net Income (Loss) Reconciliation:
Anticipated GAAP net income (loss)	$(13,800)	$(13,400)	$4,100	$4,600
Legal settlement expense	—	—	100	100
Restructuring and impairment charges	4,000	4,000	7,900	7,900
Separation transaction costs	3,300	3,300	8,000	8,000
Income tax impact, non-GAAP	(100)	(100)	(7,600)	(7,600)
Anticipated Non-GAAP net income (loss)	$(6,600)	$(6,200)	$12,500	$13,000

Anticipated Diluted Income (Loss) Per Share Reconciliation:
Anticipated GAAP diluted income (loss) per share	$(0.51)	$(0.49)	$0.15	$0.17
Legal settlement expense	—	—	0.01	0.01
Restructuring and impairment charges	0.15	0.15	0.28	0.28
Separation transaction costs	0.12	0.12	0.29	0.29
Income tax impact, non-GAAP	(0.01)	(0.01)	(0.27)	(0.27)
Anticipated Non-GAAP diluted income (loss) per share	$(0.25)	$(0.23)	$0.46	$0.48